Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On February 10, 2016, Mylan N.V. (“Mylan” or the “Company”) issued an offer announcement under the Nasdaq Stockholm’s Takeover Rules and the Swedish Takeover Act (collectively, the “Swedish Takeover Rules”) setting forth a public offer to the shareholders of Meda AB (publ.) (“Meda”) to acquire all of the outstanding shares of Meda (the “Offer”), with an enterprise value, including the net debt of Meda, of approximately Swedish kronor (“SEK” or “kr”) 83.6 billion (based on a SEK/USD exchange rate of 8.4158) or $9.9 billion at announcement. On August 2, 2016, the Company announced that the Offer was accepted by Meda shareholders holding an aggregate of approximately 343 million shares, representing approximately 94% of the total number of outstanding Meda shares, as of July 29, 2016, and the Company declared the Offer unconditional. On August 5, 2016, settlement occurred with respect to the Meda shares duly tendered by July 29, 2016 and, as a result, Meda is now a controlled subsidiary of the Company. Pursuant to the terms of the Offer, each Meda shareholder that duly tendered Meda shares into the Offer received at settlement (1) in respect of 80% of the number of Meda shares tendered by such shareholder, 165kr in cash per Meda share, and (2) in respect of the remaining 20% of the number of Meda shares tendered by such shareholder, 0.386 of the Company’s ordinary shares per Meda share (subject to treatment of fractional shares as described in the offer document published on June 16, 2016). The non-tendered shares will be acquired for cash through a compulsory acquisition proceeding, in accordance with the Swedish Companies Act (Sw. aktiebolagslagen (2005:551)), with advance title to such non-tendered shares expected to be acquired within six to twelve months of the acquisition date. The compulsory acquisition proceeding price will accrue interest as required by the Swedish Companies Act. Meda’s shares were delisted from the Nasdaq Stockholm exchange on August 23, 2016. On November 1, 2016, the Company made an offer to the remaining Meda shareholders to tender all their Meda shares for cash consideration of 161.31kr per Meda share (the “November Offer”) to provide such remaining shareholders with an opportunity to sell their shares in Meda to the Company in advance of the automatic acquisition of their shares for cash in connection with the compulsory acquisition proceeding. The acceptance period for the November Offer expires on November 23, 2016 and settlement is expected to occur on or around November 30, 2016. Meda shareholders who tender their shares in the November Offer will not have the right to withdraw their acceptances, and there are no conditions to the completion of the November Offer. Any Meda shareholders that do not accept the November Offer will automatically receive all-cash consideration plus statutory interest for their Meda shares as determined in the compulsory acquisition proceeding. The November Offer is not being made, nor will any tender of shares be accepted from or on behalf of holders in, any jurisdiction in which the making of the November Offer or the acceptance of any tender of shares would contravene applicable laws or regulations or require any offer documents, filings or other measures. For pro forma purposes the Company has assumed that all shares will be purchased through the compulsory acquisition proceeding at the fair value of approximately 161kr per share at settlement.

The Meda purchase price was approximately $6.92 billion, net of cash acquired, which includes cash consideration paid of approximately $5.3 billion, the issuance of approximately 26.4 million Mylan N.V. ordinary shares at a fair value of approximately $1.3 billion based on the closing price of the Company’s ordinary shares on August 5, 2016, as reported by the NASDAQ Global Select Stock Market (“NASDAQ”) and an assumed liability of approximately $431.0 million related to the November Offer and the compulsory acquisition proceeding of the non-tendered Meda shares.

The following unaudited pro forma financial information gives effect to the acquisition of the non-U.S. developed markets specialty and branded generics business of Abbott Laboratories (the “EPD Business”) and the acquisition of Meda.

For purposes of preparing the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2016, Mylan has utilized the following information:

•	The unaudited Mylan condensed consolidated statement of operations for the nine months ended September 30, 2016;

•	The unaudited Meda consolidated income statement for the period from January 1, 2016 to the acquisition date (the “2016 pre-acquisition period”), converted to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and U.S. Dollars and conformed to Mylan’s presentation;

•	Pro forma adjustments to reflect the acquisition of Meda as if it had occurred on January 1, 2015; and

•	Financing related adjustments to reflect the acquisition of Meda as if it had occurred on January 1, 2015.

For purposes of preparing the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, Mylan has utilized the following information:

•	The audited Mylan consolidated statement of operations for the year ended December 31, 2015;

•	The audited Meda consolidated income statement for the year ended December 31, 2015, converted to U.S. GAAP and U.S. Dollars and conformed to Mylan’s presentation;

•	The unaudited EPD Business combined results of operations for the period from January 1, 2015 to February 27, 2015, the acquisition date of the EPD Business;

•	Pro forma adjustments to reflect the acquisition of the EPD Business as if it had occurred on January 1, 2015;

•	Pro forma adjustments to reflect the acquisition of Meda as if it had occurred on January 1, 2015; and

•	Financing related adjustments to reflect the acquisition of Meda as if it had occurred on January 1, 2015.

The consolidated financial statements of Mylan and the EPD Business are prepared in accordance with U.S. GAAP with all amounts stated in U.S. Dollars. The consolidated financial statements of Meda are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) with all amounts presented in Swedish kronor. The unaudited pro forma financial information has been prepared in accordance with U.S. GAAP. The unaudited pro forma financial information gives effect to the acquisition of the EPD Business and the acquisition of Meda, both of which are accounted for under the acquisition method of accounting in accordance with the Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under ASC 805, although other factors are also relevant, the acquirer is usually the combining entity whose owners as a group retain or receive the largest portion of the voting rights in the combined entity. As a result, Mylan is treated as the acquirer in both transactions.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the aforementioned transactions, factually supportable and expected to have a continuing impact on the results of Mylan after the acquisitions of the EPD Business and Meda (the “Combined Company”). The unaudited pro forma financial information should be read in conjunction with the accompanying notes to the unaudited pro forma financial information. In addition, the unaudited pro forma financial information was based on and should be read in conjunction with the unaudited condensed consolidated financial statements of Mylan for the nine months ended September 30, 2016 included in Mylan’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and the consolidated financial statements of Mylan for the year ended December 31, 2015 included in Mylan’s Annual Report on Form 10-K for the year ended December 31, 2015; and the unaudited consolidated financial statements of Meda for the six months ended June 30, 2016 and the consolidated financial statements of Meda for the year ended December 31, 2015 included in the Current Report on Form 8-K/A, filed on September 6, 2016.

The unaudited pro forma financial information is for illustrative purposes only. It does not purport to indicate the results that would have actually been attained had the acquisition of Meda or the acquisition of the EPD Business been completed on the assumed dates or for the periods presented, or which may be realized in the future. To produce the unaudited pro forma financial information, Mylan allocated the purchase price for Meda using the acquisition method of accounting. The allocation of the purchase price is dependent upon certain valuation and other studies that are not yet final. Accordingly, the pro forma purchase price adjustments are preliminary and subject to further adjustments as additional analysis is performed. There can be no assurances that the final valuation will not result in material changes to the purchase price allocation. The primary areas subject to change relate to the finalization of the working capital components, the valuation of intangible assets and income taxes. Furthermore, Mylan could have reorganization and restructuring expenses as well as potential operating synergies as a result of the combination of Mylan, Meda and the EPD Business. The unaudited pro forma financial information does not reflect these potential expenses and synergies.

Mylan N.V.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Nine Months Ended September 30, 2016

(in millions, except per share amounts)

	Historical	Historical – 2016 Pre-acquisition Period					Pro forma				Combined
	Mylan	Meda					Meda				Mylan/Meda
	USD U.S. GAAP	SEK IFRS	SEK U.S. GAAP Adjustments	Note	SEK U.S. GAAP	USD U.S. GAAP	USD Pro Forma Adjustments	Note	USD Financing Adjustments	Note	USD Pro Forma Combined
	I	II	III		IV = II+III	V	VI		VII		VIII = I + V + VI + VII
Revenues:
Net sales	$7,745.5	10,122.0	—		10,122.0	$1,209.9	$(37.9)	5a	$—		$8,917.5
Other revenues	63.6	227.0	—		227.0	27.1	—		—		90.7

Total revenues	7,809.1	10,349.0	—		10,349.0	1,237.0	(37.9)		—		9,008.2
Cost of sales	4,447.1	5,817.0	—		5,817.0	695.3	30.7	5b	—		5,092.4
							(42.8)	5c
							(37.9)	5a

Gross profit	3,362.0	4,532.0	—		4,532.0	541.7	12.1		—		3,915.8
Operating expenses:
Research and development	632.2	105.0	—		105.0	12.6	(0.2)	5d	—		644.6
Selling, general, and administrative	1,787.6	3,929.0	(5.1)	7a	3,923.9	469.0	(75.8)	5d	—		2,180.8
Litigation settlements and other contingencies, net	556.4	43.0	—		43.0	5.1	—		—		561.5

Total operating expenses	2,976.2	4,077.0	(5.1)		4,071.9	486.7	(76.0)		—		3,386.9

Earnings from operations	385.8	455.0	5.1		460.1	55.0	88.1		—		528.9
Interest expense	305.0	528.0	—		528.0	63.1	—	5e	125.8	6a	481.8
							(12.1)	5d
Other expense, net	184.0	198.0	—		198.0	23.7	(158.6)	5d	—		49.1

(Loss) earnings before income taxes	(103.2)	(271.0)	5.1	7a	(265.9)	(31.8)	258.8		(125.8)		(2.0)
Income tax (benefit) provision	(165.7)	(279.0)	43.7	7a, 7b	(235.3)	(28.1)	67.3	5g	(32.7)	6b	(159.2)

Net earnings (loss) attributable to Mylan N.V. ordinary shareholders	$62.5	8.0	(38.6)		(30.6)	$(3.7)	$191.5		$(93.1)		$157.2

Earnings per ordinary share attributable to Mylan N.V. ordinary shareholders:
Basic	$0.12										$0.30

Diluted	$0.12										$0.29

Weighted average ordinary shares outstanding:
Basic	505.9						21.0	5h			526.9

Diluted	515.2						21.0	5h			536.2

Mylan N.V.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Year ended December 31, 2015

(in millions, except per share amounts)

	Historical		Pro forma			Historical					Pro forma				Combined
	Mylan	EPD Business Jan. 1, 2015 - Feb. 27, 2015	EPD Business Pro Forma Adjustments		Mylan Pro Forma for EPD Business	Meda					Meda				Mylan/ Meda
	USD U.S. GAAP	USD U.S. GAAP	USD U.S. GAAP	Note	USD U.S. GAAP	SEK IFRS	SEK U.S. GAAP Adjustments	Note	SEK U.S. GAAP	USD U.S. GAAP	USD Pro forma Adjustments	Note	USD Financing Adjustments	Note	USD Pro Forma Combined
	I	II	III		IV=I+II+III	V	VI		VII = V+VI	VIII	IX		X		XI = IV+VIII+IX+X
Revenues:
Net sales	$9,362.6	$247.0	$—		$9,609.6	18,888.0	—		18,888.0	$2,239.8	$(42.8)	5a	$—		$11,806.6
Other revenues	66.7	—	—		66.7	478.0	—		478.0	56.7	—		—		123.4

Total revenues	9,429.3	247.0	—		9,676.3	19,366.0	—		19,366.0	2,296.5	(42.8)		—		11,930.0
Cost of sales	5,213.2	90.3	62.3	4a	5,365.9	10,331.8	—		10,331.8	1,225.2	42.9	5b	—		6,698.2
			0.1	4c							107.0	5c
											(42.8)	5a

Gross profit	4,216.1	156.7	(62.4)		4,310.4	9,034.2	—		9,034.2	1,071.3	(149.9)		—		5,231.8
Operating expenses:
Research and development	671.9	15.6	—		687.5	207.0	—		207.0	24.5	—		—		712.0
Selling, general, and administrative	2,180.7	93.4	(86.1)	4b	2,188.1	6,019.5	5.1	7a	6,024.6	714.4	—		—		2,902.5
			0.1	4c
Litigation settlements and other contingencies, net	(97.4)	—	—		(97.4)	210.0	—		210.0	24.9	—		—		(72.5)

Total operating expenses	2,755.2	109.0	(86.0)		2,778.2	6,436.5	5.1		6,441.6	763.8	—		—		3,542.0

Earnings from operations	1,460.9	47.7	23.6		1,532.2	2,597.7	(5.1)		2,592.6	307.5	(149.9)		—		1,689.8
Interest expense	339.4	—	—		339.4	1,067.0	—		1,067.0	126.5	—	5e	252.0	6a	721.1
											3.2	5f
Other expense, net	206.1	—	—		206.1	269.0	—		269.0	31.9	—		—		238.0

Earnings before income taxes and noncontrolling interest	915.4	47.7	23.6		986.7	1,261.7	(5.1)	7a	1,256.6	149.1	(153.1)		(252.0)		730.7
Income tax provision (benefit)	67.7	8.7	3.7	4d	80.1	112.0	32.1	7a, 7b	144.1	17.1	(39.8)	5g	(65.5)	6b	(8.1)

Net earnings	847.7	39.0	19.9		906.6	1,149.7	(37.2)		1,112.5	132.0	(113.3)		(186.5)		738.8
Net earnings attributable to the noncontrolling interest	(0.1)	—	—		(0.1)	—	—		—	—	—		—		(0.1)

Net earnings attributable to Mylan N.V. ordinary shareholders	$847.6	$39.0	$19.9		$906.5	1,149.7	(37.2)		1,112.5	$132.0	$(113.3)		$(186.5)		$738.7

Earnings per ordinary share attributable to Mylan N.V. ordinary shareholders:
Basic	$1.80														$1.43

Diluted	$1.70														$1.36

Weighted average ordinary shares outstanding:
Basic	472.2		18.3	4e	490.5						26.4	5h			516.9

Diluted	497.4		18.3	4e	515.7						26.4	5h			542.1

Notes to Unaudited Pro Forma Financial Information

1. General

On February 10, 2016, Mylan issued an offer announcement under the Swedish Takeover Rules setting forth a public offer to the shareholders of Meda to acquire all of the outstanding shares of Meda, with an enterprise value, including the net debt of Meda, of approximately Swedish kronor (“SEK” or “kr”) 83.6 billion (based on a SEK/USD exchange rate of 8.4158) or $9.9 billion at announcement. On August 2, 2016, the Company announced that the Offer was accepted by Meda shareholders holding an aggregate of approximately 343 million shares, representing approximately 94% of the total number of outstanding Meda shares, as of July 29, 2016, and the Company declared the Offer unconditional. On August 5, 2016, settlement occurred with respect to the Meda shares duly tendered by July 29, 2016 and, as a result, Meda is now a controlled subsidiary of the Company. Pursuant to the terms of the Offer, each Meda shareholder that duly tendered Meda shares into the Offer received at settlement (1) in respect of 80% of the number of Meda shares tendered by such shareholder, 165kr in cash per Meda share, and (2) in respect of the remaining 20% of the number of Meda shares tendered by such shareholder, 0.386 of the Company’s ordinary shares per Meda share (subject to treatment of fractional shares as described in the offer document published on June 16, 2016). The non-tendered shares will be acquired for cash through a compulsory acquisition proceeding, in accordance with the Swedish Companies Act (Sw. aktiebolagslagen (2005:551)), with advance title to such non-tendered shares expected to be acquired within six to twelve months of the acquisition date. The compulsory acquisition proceeding price will accrue interest as required by the Swedish Companies Act. Meda’s shares were delisted from the Nasdaq Stockholm exchange on August 23, 2016. On November 1, 2016, the Company made an offer to the remaining Meda shareholders to tender all their Meda shares for cash consideration of 161.31kr per Meda share (the “November Offer”) to provide such remaining shareholders with an opportunity to sell their shares in Meda to the Company in advance of the automatic acquisition of their shares for cash in connection with the compulsory acquisition proceeding. The acceptance period for the November Offer expires on November 23, 2016 and settlement is expected to occur on or around November 30, 2016. Meda shareholders who tender their shares in the November Offer will not have the right to withdraw their acceptances, and there are no conditions to the completion of the November Offer. Any Meda shareholders that do not accept the November Offer will automatically receive all-cash consideration plus statutory interest for their Meda shares as determined in the compulsory acquisition proceeding. The November Offer is not being made, nor will any tender of shares be accepted from or on behalf of holders in, any jurisdiction in which the making of the November Offer or the acceptance of any tender of shares would contravene applicable laws or regulations or require any offer documents, filings or other measures. For pro forma purposes the Company has assumed that all shares will be purchased through the compulsory acquisition proceeding at the fair value of approximately 161kr per share at settlement.

The Meda purchase price was approximately $6.92 billion, net of cash acquired, which includes cash consideration paid of approximately $5.3 billion, the issuance of approximately 26.4 million Mylan N.V. ordinary shares at a fair value of approximately $1.3 billion based on the closing price of the Company’s ordinary shares on August 5, 2016, as reported by NASDAQ, and an assumed liability of approximately $431.0 million related to the November Offer and the compulsory acquisition proceeding of the non-tendered Meda shares.

On February 27, 2015, Mylan completed the acquisition of the EPD Business from Abbott Laboratories in an all-stock transaction for total consideration of $6.3 billion. Also on February 27, 2015, Moon of PA Inc. merged with and into Mylan Inc., with Mylan Inc. surviving as a wholly owned indirect subsidiary of Mylan and each share of Mylan Inc. common stock issued and outstanding immediately prior to the effective date of the merger was canceled and automatically converted into, and became the right to receive, one Mylan ordinary share (each, a “Mylan Share”) (together with Mylan’s acquisition of the EPD Business, the “EPD Transaction”). On February 18, 2015, the Office of Chief Counsel of the Division of Corporation Finance of the SEC issued a no-action letter to Mylan Inc. and Mylan that included its views that the EPD Transaction constituted a “succession” for purposes of Rule 12g-3(a) under the Exchange Act.

The unaudited pro forma financial information gives effect to the acquisition of the EPD Business and the acquisition of Meda, both of which are accounted for under the acquisition method of accounting in accordance with ASC 805. Under ASC 805, although other factors are also relevant, the acquirer is usually the combining entity whose owners as a group retain or receive the largest portion of the voting rights in the combined entity. As a result, Mylan is treated as the acquirer in both transactions.

The historical financial information has been adjusted in the unaudited pro forma financial information to give effect to pro forma events that are: directly attributable to the acquisition of the EPD Business and the acquisition of Meda; factually supportable; and expected to have a continuing impact on the results of the Combined Company. As such, the impact from transaction-related expenses is not included in the unaudited pro forma condensed combined statements of operations. Mylan could incur reorganization and restructuring expenses as well as potential operating synergies as a result of the combination of Mylan, Meda and the EPD Business. The unaudited pro forma financial information does not reflect these potential expenses and synergies. Assumptions and estimates underlying the pro forma adjustments are described in the following notes.

The unaudited pro forma financial information has been presented for illustrative purposes only. It does not purport to indicate the results that would have actually been attained had the acquisitions of the EPD Business and Meda been completed on the assumed dates or for the periods presented, or which may be realized in the future. To produce the unaudited pro forma financial information, Mylan allocated the estimated purchase price for Meda using the acquisition method of accounting. Such estimates are preliminary and are subject to further adjustments, which could be material. The primary areas subject to change relate to the finalization of the working capital components, the valuation of intangible assets and income taxes.

2. Basis of Presentation

The unaudited pro forma financial information should be read in conjunction with the unaudited condensed consolidated financial statements of Mylan for the nine months ended September 30, 2016 included in Mylan’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and the consolidated financial statements of Mylan for the year ended December 31, 2015 included in Mylan’s Annual Report on Form 10-K for the year ended December 31, 2015; and the unaudited consolidated financial statements of Meda for the six months ended June 30, 2016 and the consolidated financial statements of Meda for the year ended December 31, 2015 included in the Current Report on Form 8-K/A, filed on September 6, 2016.

The following discussion details the process used and assumptions, including those related to recent acquisitions, that Mylan has made in preparing the unaudited pro forma financial information.

The consolidated financial statements of Mylan and the EPD Business are prepared in accordance with U.S. GAAP with all amounts presented in U.S. Dollars (“USD”). The consolidated financial statements of Meda are prepared in accordance with IFRS as issued by the IASB with all amounts presented in SEK.

The unaudited pro forma financial information has been presented in USD, which is Mylan’s functional and reporting currency. Meda’s historical financial information is translated based on the exchanges rates as quoted by Bloomberg using the following rates:

•	The unaudited pro forma condensed combined statement of operations for the 2016 pre-acquisition period was translated using the average exchange rate for the period of 8.3661 SEK per USD; and

•	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 was translated using the average exchange rate for 2015 of 8.4329 SEK per USD.

The unaudited pro forma financial information has been prepared using the acquisition method of accounting in accordance with ASC 805. For accounting purposes, Mylan has been treated as the acquirer in the acquisition of the EPD Business and the acquisition of Meda. Acquisition accounting for Meda is dependent upon certain valuations and other studies that have yet to be finalized. Accordingly, the Meda pro forma adjustments included herein are preliminary, have been presented solely for the purpose of providing the unaudited pro forma financial information and will be revised as additional information becomes available and as additional analysis is performed. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of judgment in determining the appropriate assumptions and estimates. Differences between preliminary estimates in the unaudited pro forma financial information and the final acquisition accounting may occur and could have a material impact on the unaudited pro forma financial information of the Combined Company’s future consolidated results of operations. The primary areas subject to change relate to the finalization of the working capital components, the valuation of intangible assets and income taxes.

The acquisition of Meda has been accounted for using Mylan’s historical information and accounting policies and combining the assets and liabilities of Meda at their respective estimated fair values. The assets and liabilities of Meda have been measured based on various estimates using assumptions that Mylan’s management believes are reasonable and utilizing information currently available. To the extent there are significant changes to the Meda business, the assumptions and estimates herein could change significantly. The allocation of the purchase price is dependent upon certain valuation and other studies that have not been completed. Accordingly, the pro forma purchase price adjustments are preliminary and subject to further adjustments as additional information becomes available, and as additional analysis is performed. There can be no assurances that the final valuation will not result in material changes to the purchase price allocation.

Acquisition-related transaction costs, such as fees for investment bankers, advisory and valuation services, foreign currency derivatives, legal fees and fees associated with the bridge credit facility made available to Mylan under the Bridge Credit Agreement (as defined below in Note 6) and other professional fees, are not included as a component of consideration transferred but are expensed as incurred. These costs are not presented in the unaudited pro forma condensed combined statements of operations because they will not have a continuing impact on the consolidated results of operations of the Combined Company.

In connection with the acquisition of Meda, total acquisition-related transaction costs incurred by Mylan were approximately $212.5 million, which included approximately $128.6 million for the estimated loss on foreign currency derivatives and approximately $44.4 million in fees related to the Bridge Credit Agreement. Total acquisition-related costs incurred by Meda were approximately $34.1 million. These costs are included in each respective historical results of operations and income statement and are eliminated in the unaudited pro forma condensed combined statement of operations adjustments.

In connection with the acquisition of the EPD Business, during the year ended December 31, 2015, transaction costs incurred by Mylan totaled $86.1 million. These costs are included in the consolidated results of operations and eliminated through adjustments to the unaudited pro forma condensed combined statement of operations. There will be no continuing impact of these transaction costs on the consolidated results of operations of the Combined Company, and, as such, these fees are not included in the unaudited pro forma condensed combined statements of operations.

Reclassifications and Euromed Adjustment

Certain reclassifications, as detailed below, were made to the consolidated financial statements of Meda to conform to Mylan’s financial statement presentation. Reclassification adjustments have been included in the reported balances noted in Meda’s historical financial statements, as follows:

•	Consolidated income statement for the 2016 pre-acquisition period, located in column II; and

•	Consolidated income statement for the year ended December 31, 2015, located in column V.

(in millions, SEK)
Presentation in Meda’s IFRS Financial Statements	2016 Pre-acquisition Period Amount	Year Ended December 31, 2015 Amount	Presentation in Unaudited Pro Forma Condensed Combined Statements of Operations
Net sales	227	478	Other revenues
Medicine and business development expenses	1,710	3,040	Cost of sales
Medicine and business development expenses	105	207	Research and development
Medicine and business development expenses	671	629	Selling, general, and administrative
Finance costs	35	57	Selling, general, and administrative

	706	686	Total selling, general, and administrative

Medicine and business development expenses	43	210	Litigation settlements and other contingencies, net
Finance costs	528	1,067	Interest expense
Other income	—	(22)	Other expense, net
Finance income	(13)	(37)	Other expense, net
Finance costs	(10)	328	Other expense, net

	(23)	269	Total other expense, net

Disposition of Euromed

On December 29, 2015, Meda divested the Euromed manufacturing unit in Spain for approximately EUR 82 million. The following table represents the elimination of sales, cost of sales and operating expenses related to the divestment of Euromed.

(in millions, SEK)	As Reported December 31, 2015(1)	Disposition of Euromed Adjustment	Adjusted Amounts December 31, 2015(2)
Net sales	19,170.0	282.0	18,888.0
Cost of sales	10,565.0	233.2	10,331.8
Selling, general, and administrative	6,026.0	6.5	6,019.5

(1)	Includes reclassification adjustments to conform Meda’s historical consolidated income statement (located in column V) for the year ended December 31, 2015 to Mylan’s presentation.
(2)	Euromed adjustments have been included in the reported balances noted in Meda’s historical consolidated income statement (located in column V) for the year ended December 31, 2015.

3. Meda Purchase Price

Upon consummation of the acquisition of Meda, Meda shareholders who tendered their shares received a combination of cash and ordinary shares of Mylan (“Mylan Shares”). Each Meda shareholder received:

•	in respect of 80 percent of the number of Meda shares tendered by such shareholder, 165kr in cash per Meda share; and

•	in respect of the remaining 20 percent of the number of Meda shares tendered by such shareholder, 0.386 Mylan Shares per Meda share (subject to the treatment of fractional shares as described in the offer document approved by the Swedish Financial Supervisory Authority and published by Mylan on June 16, 2016) because the volume-weighted average sale price per Mylan Share on NASDAQ for the 20 consecutive trading days ending on July 29, 2016 was $45.34, which was greater than $30.78 and less than $50.74.

As of July 29, 2016, approximately 6 percent of Meda shareholders had not tendered their shares through the Offer. The non-tendered shares will be acquired through a compulsory acquisition proceeding, in accordance with the Swedish Companies Act (Sw. aktiebolagslagen (2005:551)), with advance title to such non-tendered shares expected to be acquired over the next six to twelve months.

On November 1, 2016, the Company extended the November Offer to provide such remaining shareholders with an opportunity to sell their shares in Meda to the Company in advance of the automatic acquisition of their shares for cash in connection with the compulsory acquisition proceeding. The acceptance period for the November Offer expires on November 23, 2016 and settlement is expected to occur on or around November 30, 2016. For purposes of the unaudited pro forma financial information, it is assumed that the non-tendered Meda shares will be acquired through the compulsory acquisition proceeding within six to twelve months of the acquisition date at 161kr per share.

The Meda purchase price was approximately $6.92 billion, net of cash acquired, which includes cash consideration paid of approximately $5.3 billion, the issuance of approximately 26.4 million Mylan N.V. ordinary shares at a fair value of approximately $1.3 billion based on the closing price of the Company’s ordinary shares on August 5, 2016, as reported by NASDAQ, and an assumed liability of approximately $431.0 million related to the November Offer and the compulsory acquisition proceeding of the non-tendered Meda shares.

For each 1 SEK change in the final per share purchase price of the non-tendered shares in the compulsory acquisition proceeding, using the closing SEK/USD exchange rate on August 5, 2016 of 8.5668 (as quoted by Bloomberg), the fair value of the non-tendered shares could change by approximately $3 million.

4. EPD Business Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

Adjustments included in the accompanying unaudited pro forma condensed combined statement of operations are represented by the following:

a.	Represents an increase in amortization expense associated with fair value adjustments to the carrying value of intangible assets for the year ended December 31, 2015. The increase in amortization expense is recorded as follows:

			Amortization
(in millions, except for useful lives)	Useful Lives	Fair Value	January 1, 2015 - February 27, 2015
Products rights and licenses	13 years	$4,523.0	$58.0
Contractual rights	2-5 years	320.0	18.8

		$4,843.0	$76.8
Less: Historical amortization expense of the EPD Business			14.5

Amortization expense adjustment			$62.3

b.	Represents the elimination of transaction costs included in the consolidated financial statements of Mylan. An adjustment totaling $86.1 million was reflected in the unaudited pro forma condensed combined statement of operations to eliminate transaction costs incurred by Mylan for the year ended December 31, 2015. There will be no continuing impact of these transaction costs on the consolidated results of operations of the Combined Company, and, as such, these costs are not included in the unaudited pro forma condensed combined statement of operations.

c.	Represents an adjustment to depreciation expense associated with fair value adjustments to the property, plant and equipment for the year ended December 31, 2015.

d.	The pro forma adjustments were tax effected using the applicable statutory tax rate in the jurisdiction to which the adjustments related. The tax rate of Mylan could be significantly different depending on the post-closing geographical mix of income and other factors.

e.	Adjustment to increase Mylan Shares outstanding after the closing of the EPD Transaction. In connection with the closing of the EPD Transaction, subsidiaries of Abbott Laboratories received 110.0 million Mylan Shares as consideration for the transfer of the EPD Business and each issued and outstanding share of Mylan Inc. common stock was converted into the right to receive one Mylan Share. For the year ended December 31, 2015 there is an adjustment of 18.3 million shares. This represents the weighted average impact of the Mylan Shares issued to affect the EPD Transaction. A weighted average is used as the transaction closed on February 27, 2015.

5. Meda Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

Adjustments included in the accompanying unaudited pro forma condensed combined statements of operations are represented by the following:

a.	Transactions between Mylan and Meda have been eliminated as if Mylan and Meda were consolidated affiliates for the periods presented. Net third party sales and cost of sales of $37.9 million and $42.8 million, for the 2016 pre-acquisition period and the year ended December 31, 2015, respectively, have been eliminated from the unaudited pro forma condensed combined statements of operations.

b.	Represents an increase in amortization expense associated with fair value adjustments to the carrying value of intangible assets for the 2016 pre-acquisition period and the year ended December 31, 2015. The increase in amortization expense is recorded as follows:

			Amortization
(in millions, except for useful lives)	Useful Lives	Fair Value	2016 Pre-acquisition Period	Year Ended December 31, 2015
Product rights	20 years	$8,060.0	$235.1	$403.0
Less: historical amortization expense of Meda			204.4	360.1

			$30.7	$42.9

c.	Represents an adjustment to cost of goods sold for the amortization expense related to the inventory fair value adjustment of approximately $107.0 million for the year ended December 31, 2015. For the nine months ended September 30, 2016, the amortization of inventory step-up totaled $42.8 million and was eliminated in the pro forma adjustments.

d.	Represents the elimination of transaction costs included in the historical financial statements of Mylan and Meda. An adjustment of $246.6 million was reflected in the pro forma condensed combined statements of operations to eliminate transaction costs incurred by Mylan and Meda relating to the transaction for the nine months ended September 30, 2016. Approximately $0.2 million of the total transaction costs were reflected in research and development, approximately $75.7 million of the total transaction costs were reflected in selling, general and administrative, approximately $12.1 million of the total transaction costs were reflected in interest expense and approximately $158.6 million of the total transaction costs were reflected in other expense, net. The transaction costs reflected in the other expense, net, line item included approximately $128.6 million of unrealized mark-to-market losses related to the Mylan’s SEK non-designated foreign currency contracts and the write off of approximately $33.2 million of financing fees related to the termination of the Bridge Credit Agreement.

e.	Amortization of the fair value adjustment on the long-term debt assumed in connection with the acquisition of Meda was immaterial for the nine months ended September 30, 2016 and the year ended December 31, 2015 using a three year amortization period.

f.	To record interest expense related to the compulsory acquisition proceeding. Under Swedish law, the non-tendered shareholders are entitled to receive interest in addition to the cash consideration for the shares equal to the Swedish reference rate plus 2 percent. For pro formas purposes, a 1.5 percent annual interest rate was assumed for a six month period of time. For purposes of the pro forma adjustments, the Company has assumed no shares are tendered in the November Offer.

g.	Adjustment to tax effect the pro forma adjustments. A weighted average statutory tax rate of 26 percent was applied to the applicable pro forma adjustments. The total effective tax rate of Mylan, in future periods subsequent to the acquisition of Meda, could be significantly different depending on geographical mix and other factors.

h.	Adjustment to increase Mylan Shares outstanding after completion of the acquisition of Meda. Under the terms of the Offer, Meda shareholders that tendered received a combination of cash and Mylan Shares. Refer to Note 3.

6. Financing Adjustments

a.	In connection with the Offer, on February 10, 2016, Mylan entered into the bridge credit agreement, among Mylan, as borrower, Mylan Inc., as guarantor, Deutsche Bank AG Cayman Islands Branch, as administrative agent and a lender, Goldman Sachs Bank USA, as a lender, Goldman Sachs Lending Partners LLC, as a lender, and other lenders party thereto from time to time (the “Bridge Credit Agreement”).

Mylan incurred approximately $45.2 million in financing related fees in conjunction with the Bridge Credit Facility.

On June 9, 2016, Mylan completed a private placement of $6.5 billion aggregate principal amount of senior notes, comprised of $1.0 billion aggregate principal amount of 2.50 percent senior notes due 2019 at an issue price of 99.888 percent, $2.25 billion aggregate principal amount of 3.15 percent senior notes due 2021 at an issue price of 99.884 percent, $2.25 billion aggregate principal amount of 3.95 percent senior notes due 2026 at an issue price of 99.231 percent and $1.0 billion aggregate principal amount of 5.25 percent senior notes due 2046 at an issue price of 99.984 percent (the “June 2016 Senior Notes”). The net proceeds from the offering of the June 2016 Senior Notes were used or will be used to (1) finance the cash portion of the consideration for the Offer and the compulsory acquisition, (2) repay, prepay, redeem or otherwise refinance the indebtedness of Mylan or any of its subsidiaries (including that of Meda and its subsidiaries) (the “Refinancing”) and (3) pay the costs associated with the Offer and the Refinancing, including non-periodic fees, costs and expenses, stamp registration and other taxes. On June 9, 2016, in accordance with the terms of the Bridge Credit Agreement, the commitments under the Bridge Credit Agreement were permanently terminated in their entirety in connection with the completion of the offering of the June 2016 Senior Notes.

The net proceeds from the offering of the June 2016 Senior Notes were approximately $6.4 billion. Mylan may elect to enter into interest rate swaps to convert some or all of the June 2016 Senior Notes to a variable rate; however, the adjustment to interest expense in the unaudited pro forma condensed combined statements of operations reflects the assumption of the fixed coupon rates of interest combined with the amortization of discounts and deferred financing fees for the periods presented.

Mylan incurred approximately $45.0 million in financing related fees and discounts of approximately $21.2 million in conjunction with the June 2016 Senior Notes.

b.	A weighted average statutory tax rate of 26 percent was applied to the applicable pro forma adjustments. The total effective tax rate of Mylan, in future periods subsequent to the acquisition of Meda, could be significantly different depending on geographical mix and other factors.

7. IFRS to U.S. GAAP Adjustments

Meda’s consolidated financial statements were prepared in accordance with IFRS as issued by the IASB with all amounts presented in Swedish kronor, which differs in certain respects from U.S. GAAP. The following adjustments have been made to convert Meda’s historical income statement for the 2016 pre-acquisition period and the year ended December 31, 2015 to U.S. GAAP for purposes of the pro forma presentation.

a.	Actuarial gains and losses recognized in other comprehensive income under IFRS are recorded in profit and loss under U.S. GAAP. The adjustment is presented in the unaudited pro forma condensed combined statements of operations. A weighted average statutory tax rate of 26 percent was applied to this adjustment. The total effective tax rate of Mylan, in future periods subsequent to the acquisition of Meda, could be significantly different depending on geographical mix and other factors.

b.	Represents differences regarding the tax effects of intercompany transfer of inventory under IFRS to conform to U.S. GAAP. Under IFRS taxes paid on intercompany transfers of inventory are recognized as tax expense as incurred. Additionally, IFRS requires the recognition of deferred taxes on temporary differences between the tax basis of assets transferred. Under U.S. GAAP taxes paid on intercompany transfers are deferred as a prepaid asset until the underlying asset is consumed or is sold to an unrelated party.

8. Comparative Per Share Information

The following table sets forth selected historical share information of Mylan and unaudited pro forma share information of Mylan after giving effect to the acquisition of the EPD Business and the acquisition of Meda. You should read this information in conjunction with Mylan’s unaudited condensed consolidated financial statements of Mylan for the nine months ended September 30, 2016 included in Mylan’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and the consolidated financial statements of Mylan for the year ended December 31, 2015 included in Mylan’s Annual Report on Form 10-K for the year ended December 31, 2015; and the unaudited consolidated financial statements of Meda for the six months ended June 30, 2016 and the consolidated financial statements of Meda for the year ended December 31, 2015 included in the Current Report on Form 8-K/A, filed on September 6, 2016.

	Nine Months Ended September 30, 2016		Year Ended December 31, 2015
(in millions, except per share amounts)	Historical	Pro Forma	Historical	Pro Forma
Earnings per ordinary share attributable to Mylan N.V. ordinary shareholders:
Basic	$0.12	$0.30	$1.80	$1.43

Diluted	$0.12	$0.29	$1.70	$1.36

Weighted average ordinary shares outstanding:
Basic	505.9	526.9	472.2	516.9

Diluted	515.2	536.2	497.4	542.1